SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2003

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On October 7, 2003, Lyondell Chemical Company (“Lyondell”) entered into an Underwriting Agreement with Credit Suisse First Boston LLC, as the sole underwriter, relating to the offering and sale of 13.8 million shares of the Company’s common stock, par value $1.00 per share, under its Registration Statement on Form S-3 (No. 333-88348), 1.8 million shares of which will be sold pursuant to the underwriter’s overallotment option. Lyondell expects to use the net proceeds of approximately $171 million from this offering to enhance liquidity and for general corporate purposes. The offering is expected to close on October 14, 2003.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

1.1	Underwriting Agreement for 12 million shares of Common Stock dated October 7, 2003 by and among Lyondell Chemical Company and Credit Suisse First Boston LLC.

1.2	Purchase Agreement for 2.7 million shares of Common Stock dated October 7, 2003 by and among Occidental Petroleum Corporation and Credit Suisse First Boston LLC.

4.1	First Amendment to Stockholders Agreement dated October 7, 2003 by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation and Occidental Petroleum Corporation.

5.1	Opinion of Baker Botts L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Kerry A. Galvin

Name: Kerry A. Galvin Title: Senior Vice President, General Counsel & Secretary

Date: October 8, 2003

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Underwriting Agreement for 12 million shares of Common Stock dated October 7, 2003 by and among Lyondell Chemical Company and Credit Suisse First Boston LLC.

1.2	Purchase Agreement for 2.7 million shares of Common Stock dated October 7, 2003 by and among Occidental Petroleum Corporation and Credit Suisse First Boston LLC.

4.1	First Amendment to Stockholders Agreement dated October 7, 2003 by and among Lyondell Chemical Company, Occidental Chemical Holding Corporation and Occidental Petroleum Corporation.

5.1	Opinion of Baker Botts L.L.P.